UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota	55340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 542-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 20, 2010, Polaris Industries Inc. (Polaris or the “Company”) issued a news release to announce its plans to realign its manufacturing operations and refocus on its core strategic manufacturing processes and will establish a new facility in Mexico.

The realignment will lead to the eventual sale or closure of Polaris’ Osceola, Wisconsin manufacturing operations over time.  The realignment will begin immediately and is expected to be complete in 2012.  The Company will look to have the new production facility in Mexico operational beginning in the first half of 2011.  Polaris is currently in negotiations with several suppliers to sell certain non-strategic component manufacturing processes and equipment in the Osceola facility.  If successful, Polaris’ intent is that the suppliers will continue to manufacture these components in the current Osceola location.  Polaris will operate the Osceola manufacturing facilities during the transition period.  Upon completion of the transition, Polaris will provide the affected employees severance benefits and work closely with the government agencies to offer employment assistance and other services.

The Company expects to record pretax transition charges to its income statement in the range of $20 million to $25 million and incur capital expenditures up to $35 million over the next few years related to the implementation of the manufacturing realignment.  The Company expects the Osceola facility exit costs, comprising largely of one-time employee termination benefits, to amount to approximately a third of the total transition charges.

A copy of the news release announcing the actions is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: News release dated May 20, 2010

Except for historical information contained herein, the matters set forth in Form 8-K, including management’s expectations regarding manufacturing realignment transition costs, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations realignment initiatives, product offerings, promotional activities and pricing strategies by competitors; warranty expenses; foreign currency exchange rate fluctuations; effects of the KTM relationship; environmental and product safety regulatory activity; effects of weather; commodity costs; uninsured product liability claims; uncertainty in the retail and wholesale credit markets; changes in tax policy and overall economic conditions, including inflation, consumer confidence and spending and relationships with dealers and suppliers.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 21, 2010

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated May 20, 2010.